Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

 Michael F. Cronin, CPA
687 Lee Road, Ste 210
Rochester, NY 14606
407-754-7027
email mikeccpa@aol.com

 CONSENT OF INDEPENDENT AUDITORS

 The Board of Directors
Zaxis International Inc.                                                                                                                                                                                     May 16, 2006

   We consent to incorporation by reference in the Form SB-2 Registration Statement of Zaxis International, Inc. of our report dated March 24, 2006 relating to the balance sheet of Zaxis International, Inc. as of December 31, 2005 and 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, which report appears in the Annual Report on Form 10-KSB of Zaxis International Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

May 16, 2006

/s/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant